EXHIBIT 99.1

CCG Investor Relations

Mr. Crocker Coulson, President

Phone: 646-213-1915

Email: crocker.coulson@ccgir.com

Elaine Ketchmere, VP of Financial Writing

Phone: 310-954-1345

Email: elaine.ketchmere@ccgir.com

www.ccgirasia.com

Gold Horse International, Inc. Announces Results for Third Quarter Fiscal 2009

Hohhot, China – May 20, 2009 – Gold Horse International, Inc., (OTC BB: GHII) (“Gold Horse” or “the Company”), a multifaceted business group that controls and operates a construction company, real estate development business and a hotel in Inner Mongolia, China, today announced its financial results for the three and nine months ended March 31, 2009.

Third Quarter Highlights

•	Net revenue increased 102.4% year-over-year to $9.3 million

•	Gross profit increased 80.4% year-over-year to $1.7 million, gross margin was 17.7%

•	Operating income was $1.1 million compared to an operating loss of $45,931 a year ago

•	Net loss decreased 89.1% year-over-year to $88,080 from $811,789

•

Excluding non-cash debt financing expenses, adjusted net income was $359,603, or $0.01 per fully diluted share, versus adjusted net loss of $364,106, or a loss of $0.01 per fully diluted share, a year ago

“During the third quarter of fiscal 2009, we continued to make progress on each of our construction and real estate projects. As the third quarter of our fiscal year is a slower period in construction due to weather conditions and the Chinese New Year holiday, we are pleased that we not only recorded strong increases in our revenue and gross profit but also generated operating income,” said Mr. Liankuan Yang, chairman and CEO of Gold Horse International, Inc.

Third Quarter Results

For the third quarter of fiscal year 2009, net revenue was $9.3 million, up 102.4% from $4.6 million in the same quarter of 2008. Construction revenue was $8.4 million, or 90.1% of net revenue, up from $3.5 million, or 76.7% of net revenue, for the three months ended March 31, 2008. The 137.7% increase was mainly due to several major construction projects: Fu Xing Bath Center, Lanyu Garden Number 3 residential building and Ai Bo Garden residential apartment project (Phase II). Revenue from the hotel segment was $0.9 million, up 20.4% from $0.7 million in the same quarter last year. The Company generated insignificant real estate revenue, as a result of the previous sale of its real estate inventory and refocused business strategy to concentrate on its construction segment.

Gross profit for the quarter was $1.7 million, up 80.4% from $0.9 million for the same quarter last year. Gross margin was 17.7%, down from 19.9% compared to the same period prior year. The decrease in gross margin was primarily due to increased construction costs.

Operating expenses for the quarter were $0.6 million, or 6.3% of net revenue, down 39.3% for the three months ended March 31, 2008, or 20.9% of net revenue. While the Company incurred higher salaries and employment benefits and depreciation and amortization expenses, operating expenses declined due to decreases in hotel operating expenses and general and administrative expenses.

Operating income for the quarter was $1.1 million, reversing the $45,931 operating loss for the same period in the prior year. Operating margin for the third quarter of 2009 was 11.5%.

The Company recorded a net loss of $88,080 for the quarter ended March 31, 2009, compared to a net loss of $811,789 for the same period prior year. Excluding non-cash debt financing expenses, adjusted net income was $359,603, or $0.01 per fully diluted share compared with adjusted net loss of $364,106, or $0.01 per fully dilutes share, a year ago.

Nine Months Results

Net revenue for the nine months ended March 31, 2009 was $51.6 million, up 140.4% from $21.5 million in the same period prior year. Construction revenue was $48.6 million, or 94.2% of net revenue, up 176.6% from $17.6 million, or 81.8% of net revenue, in the same period of 2008. Revenue from the hotel segment was $2.6 million, or 5.1% of net revenue, up 11.6% from $2.3 million, or 10.9% of net revenue, in the same period prior year. Revenue from the real estate segment was $0.4 million, or 0.7% of net revenue, down 75.5% from $1.6 million, or 7.3% of net revenue, in the same period prior year. Gross profit was $8.2 million, or 15.8% of net revenue, up 88.8% from $4.3 million, or 20.2% of net revenue for the same period of last year. Operating income was $6.7 million, or 13.0% of net revenue, up 208.4% from $2.2 million, or 10.2% of net revenue, in the same period of 2008. Net income was $3.3 million, or $0.05 per fully diluted share, up 738.0% from $0.4 million, or $0.01 per fully diluted share in the same period of 2008. Excluding non-cash debt financing expenses, adjusted net income was $4.6 million, or $0.07 per fully diluted share for the nine months ended March 31, 2009, compared with adjusted net income of $1.0 million, or $0.02 per fully diluted share, in the same period last year.

Financial Condition

As of March 31, 2009, Gold Horse had $0.2 million in cash and cash equivalents, $9.1 million in working capital and a current ratio of 1.9 to 1. At quarter end, the Company had short-term debt, including the unamortized discount on the Company’s convertible debt, of $3.7 million and long-term debt of $3.3 million. Additionally, the Company had approximately $2.2 million of secured convertible debt, which management did not repay when it became due on March 31, 2009. The Company is in the process of finalizing an agreement with its convertible note holders to extend and modify the payment terms of these notes. Pursuant to current negotiations with investors, during the nine months ended March 31, 2009, the Company accrued default interest of $218,300. This amount represents 10% of the outstanding principal balance, which is management’s estimate of the default payments that will be due upon successful negotiations with the investors. Shareholders’ equity was $25.3 million, up from $21.8 million as of June 30, 2008. Cash used in operating activities during the first nine months of fiscal 2009 was $5.9 million, which was primarily attributable to an increase in construction in progress related to the construction of student dormitories which will be leased to the school for a period of 20 years. The Company is currently in negotiations with several banks and expects to secure short-term bank loans to fund its ongoing operations.

Business Outlook

For fiscal year 2009, Gold Horse affirms its net revenue guidance of approximately $90.0 million, based on the number of construction projects underway for the fourth quarter of 2009.

“Although the current business environment remains challenging and unpredictable, we believe the stimulus package introduced by the Chinese government will play an important role in creating favorable long term benefits for our construction business,” commented Mr. Yang. “We are actively bidding on several projects that meet our profitability requirements in the Inner Mongolia region, and look forward to securing some of them in the months ahead.”

Use of Non-GAAP Financial Information

GAAP results for the three month and nine month periods ended March 31, 2009 and for the three and nine months ended March 31, 2008 include certain non-cash debt financing expenses. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which reflect adjusted net income and adjusted fully diluted earnings per share, and exclude the impact of the non-cash debt financing expenses discussed above. The Company’s management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company’s historical performance. A reconciliation of adjustments to GAAP results appears below (Table 2). This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant and banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as the ability of the Company to secure short term bank loans and accelerate collection of receivables, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

–  Financial Tables Follow  –

Table 1

GOLD HORSE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
NET REVENUES
Construction	$8,376,388	$3,524,291	$48,649,659	$17,585,684
Hotel	922,826	766,158	2,610,290	2,339,870
Real estate	362	304,755	382,552	1,560,283

Total Revenues	9,299,576	4,595,204	51,642,501	21,485,837

COST Of REVENUES
Construction	7,175,985	3,027,432	41,766,632	14,895,208
Hotel	472,956	456,677	1,394,491	1,318,281
Real estate	284	196,377	300,587	938,406

Total Cost of Revenues	7,649,225	3,680,486	43,461,710	17,151,895

GROSS PROFIT	1,650,351	914,718	8,180,791	4,333,942

OPERATING EXPENSES:
Hotel operating expenses	11,046	19,347	43,336	75,661
Bad debt expense (recovery)	22,550	489,184	(171,351)	796,875
Salaries and employee benefits	278,047	231,764	579,895	550,262
Depreciation and amortization	206,670	135,010	644,927	361,126
General and administrative	64,434	85,344	358,913	369,071

Total Operating Expenses	582,747	960,649	1,455,720	2,152,995

INCOME (LOSS) FROM OPERATIONS	1,067,604	(45,931)	6,725,071	2,180,947

OTHER INCOME (EXPENSES):
Other income(expense)	3	(26)	2,381	(1,698)
Registration rights penalty	—	(55,000)	—	(55,000)
Interest income	559	4,992	552,877	7,106
Interest expense	(889,529)	(565,973)	(2,225,755)	(858,378)

Total Other Expenses	(888,967)	(616,007)	(1,670,497)	(907,970)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	178,637	(661,938)	5,054,574	1,272,977

PROVISION FOR INCOME TAXES	266,717	149,851	1,767,459	880,708

NET INCOME (LOSS)	$(88,080)	$(811,789)	$3,287,115	$392,269

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	$(88,080)	$(811,789)	$3,287,115	$392,269

Unrealized foreign currency translation gain	29,935	615,780	93,659	1,173,805

COMPREHENSIVE INCOME (LOSS)	$(58,145)	$(196,009)	$3,380,774	$1,566,074

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$—	$(0.02)	$0.06	$0.01
Diluted	$—	$(0.02)	$0.05	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	52,668,603	52,483,824	52,612,486	51,210,607
Diluted	52,668,603	52,483,824	61,242,953	55,970,580

Table 2

Gold Horse International, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL DATA

Adjusted Net income	For the Three Months Ended March 31, 2009		For the Three Months Ended March 31, 2008
Net Income (Loss) Diluted EPS	Net Income	Diluted EPS	Net Loss	Diluted EPS
Adjusted Amount	359,603	0.01	(364,106)	-0.01
Adjustments
Interest expense from amortization of debt discount	$409,313	$0.01	409,313	0.01
Amortization of debt issuance costs	38,370	0.00	38,370	0.00
Amount per consolidated statement of income	(88,080)	(0.00)	(811,789)	(0.01)

Adjusted Net income	For the Nine Months Ended March 31, 2009		For the Nine Months Ended March 31, 2008
Net Income Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	4,630,163	0.07	989,179	0.02
Adjustments
Interest expense from amortization of debt discount	1,227,938	0.02	545,750	0.01
Amortization of debt issuance costs	115,110	-	51,160	-
Amount per consolidated statement of income	3,287,115	0.05	392,269	0.01

Table 3

GOLD HORSE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31,	June 30,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

Cash and cash equivalents	$190,211	$1,637,986
Accounts receivable, net	11,943,185	7,528,608
Note receivable, net - current portion	158,818	—
Inventories, net	44,004	56,847
Advances to suppliers, net	98,161	95,754
Other receivable, net	23,421	35,478
Due from related parties	16,828	1,700,036
Deferred debt costs	—	115,110
Real estate held for sale	—	125,070
Cost and estimated earnings in excess of billings	48,319	221,537
Construction in progress	5,091,074	4,537,240
Deposit on prepaid land use rights	1,672,674	2,524,877
Prepaid land use rights - current portion	3,575	3,561
Refundable performance deposit	—	145,522

Total Current Assets	19,290,270	18,727,626

Property and equipment, net	9,888,876	10,476,397
Note receivable - non-current portion, net	8,652,379	—
Deposit on prepaid land use rights	803,436	2,182,835
Prepaid land use rights - non-current portion	163,263	165,312

Total Assets	$38,798,224	$31,552,170

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Convertible debt, net	$2,183,000	$955,062
Loans payable, current portion	1,498,189	145,522
Accounts payable	4,759,067	1,278,779
Accrued expenses	848,152	468,235
Taxes payable	487,451	2,215,381
Advances from customers	311,997	192,356
Billings in excess of costs and estimated earnings	126,972	23,369

Total Current Liabilities	10,214,828	5,278,704

Loans payable, net of current portion	3,301,391	4,490,235

Total Liabilities	13,516,219	9,768,939

Commitments (Note 17)	—	—

Stockholders’ Equity:
Preferred stock ($.0001 par value; 20,000,000 shares authorized; one issued and outstanding)	—	—
Common stock ($.0001 par value; 300,000,000 shares authorized; 52,668,603 and 52,544,603 shares issued and outstanding at March 31, 2009 and June 30, 2008)	5,266	5,254
Non-controlling interest in variable interest entities	6,095,314	6,095,314
Additional paid-in capital	4,689,166	4,571,178
Statutory reserve	1,732,689	1,216,292
Retained earnings	10,296,862	7,526,144
Other comprehensive income	2,462,708	2,369,049

Total Stockholders’ Equity	25,282,005	21,783,231

Total Liabilities and Stockholders’ Equity	$38,798,224	$31,552,170

Table 4

GOLD HORSE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,287,115	$392,269
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	644,927	361,126
Rent expense associated with prepaid land use rights	2,681	—
Bad debt expense (recovery)	(171,351)	796,875
Common stock issued for services	—	156,680
Interest expense from amortization of debt discount	1,227,938	545,750
Amortization of debt issuance costs	115,110	51,160
Recognition of unearned gain	(51,784)	—
Changes in assets and liabilities:
Accounts receivable	(4,247,794)	(647,734)
Note receivable	200,568	—
Inventories	13,059	(42,682)
Other receivables	46,206	163,366
Advance to suppliers	(2,040)	(62,728)
Costs and estimated earnings in excess of billings	174,040	15,707
Real estate held for sale	125,531	815,288
Construction in progress	(9,495,098)	(2,719,216)
Refundable performance deposit	146,058	—
Accounts payable and accrued expenses	3,853,631	1,698,293
Taxes payable	(1,736,158)	(346,164)
Advances from customers	118,887	(433,432)
Billings in excess of costs and estimated earnings	103,498	(122,978)
NET CASH (USED IN ) PROVIDED BY OPERATING ACTIVITIES	(5,644,976)	621,580

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment of amounts due from related party	1,689,469	—
Proceeds from sale of property and equipment	—	83,424
Proceeds from return of deposit on prepaid land use rights	2,249,295	7,993
Payment of deposits for prepaid land use rights	—	(1,351,923)
Purchase of property and equipment	(17,400)	(1,900,345)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,921,364	(3,160,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debt	—	2,183,000
Payment of placement fees	—	(204,640)
Repayment of loans payable	—	(135,192)
Capital contribution	—	140,507
Proceeds from loan	146,058	—
Proceeds from sale of common stock	118,000	2,219,252
NET CASH PROVIDED BY FINANCING ACTIVITIES	264,058	4,202,927

EFFECT OF EXCHANGE RATE ON CASH	11,779	115,147

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(1,447,775)	1,778,803

CASH & CASH EQUIVALENTS - beginning of period	1,637,986	251,044

CASH & CASH EQUIVALENTS - end of the period	$190,211	$2,029,847

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$399,906	$855,027
Income taxes	$2,801,659	$1,188,993